Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2008, relating to (1) the consolidated financial statements and financial statement schedule of Exterran Partners, L.P. (formerly, Universal Compression Partners, L.P.) and (2) the effectiveness of Exterran Partners, L.P.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Exterran Partners, L.P. for the year ended December 31, 2007.
We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2007, relating to the combined financial statements and financial statement schedule of Exterran Partners Predecessor (formerly, Universal Compression Partners Predecessor) appearing in the Annual Report on Form 10-K of Exterran Partners, L.P. for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Houston, Texas
March 11, 2008